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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): November 2, 2005

                       TRANSACT TECHNOLOGIES INCORPORATED
             (Exact name of registrant as specified in its charter)





       Delaware                      0-21121                     06-1456680
(State or other jurisdiction   (Commission file number)       (I.R.S. employer
   of incorporation)                                         identification no.)

7 Laser Lane, Wallingford, CT                                       06492
(Address of principal executive offices)                          (Zip Code)

Registrant's telephone number, including area code:             (203) 269-1198

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.
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Acceleration of vesting of unvested stock options


On November 2, 2005, our Compensation Committee of the Board of Directors approved accelerating the vesting of all outstanding unvested stock options granted to our directors, officers and employees under our applicable stock incentive plans. The closing price of our common stock on the Nasdaq National Market Quotation System to be used for measurement of compensation as of the date of acceleration was $6.99. As a result of the acceleration, options to acquire approximately 109,500 shares of our Common stock, which otherwise would have vested from time to time over the next four years, became immediately exercisable. All other terms and conditions applicable to outstanding stock option grants remain in effect. The option plans under which accelerated grants were issued are our 1996 Stock Plan, 1996 Directors' Stock Plan and the 2001 Employee Stock Plan.

Our Compensation Committee's decision to accelerate the vesting of affected stock options was primarily based upon the Company's required adoption of FAS 123R effective January 1, 2006. We believe that the acceleration of vesting unvested options will eliminate the need to recognize any future compensation in our income statement with respect to these options. However, there is no assurance that the acceleration of the options may not result in some future compensation expense. By accelerating the vesting of the affected stock options, the Company will be required to record an immaterial amount of compensation expense in the fourth quarter of 2005 for such accelerated stock options where the market price of $6.99 exceeds the strike price of the stock options. However, we believe the acceleration of vesting unvested options will eliminate the need for recognizing future compensation expense of approximately $0.9 million that would have been recorded as a result of adoption of FAS 123R beginning January 1, 2006.


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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


TRANSACT TECHNOLOGIES INCORPORATED



By:  /s/ Steven A. DeMartino
     ----------------------------
     Steven A. DeMartino
     Executive Vice President and
     Chief Financial Officer



Date: November 4, 2005


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